Vertex Energy, Inc. 8-K

Exhibit 99.1

VERTEX ENERGY REPORTS SECOND QUARTER 2022 RESULTS

HOUSTON, August 9, 2022 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality refined products, today announced its financial results for the second quarter 2022 ended June 30, 2022.

SECOND QUARTER 2022 RESULTS

●	Completed acquisition of Mobile refinery on April 1, 2022

●	Reported net loss of $63.8 million

●	Record Adjusted EBITDA of $71.3 million

●	Reported net loss includes $127.8 million of adjustments to adjusted EBITDA

●	Renewable diesel conversion scheduled for start-up in the first quarter 2023

●	Total cash of $98.0 million as of June 30, 2022

For the three months ended June 30, 2022, the Company reported a net loss of $63.8 million, versus a net loss of $16.0 million in the second quarter 2021. The second quarter net loss includes a $46.9 unrealized commodity derivative loss, a $23.2 loss on an intermediation agreement due to backwardation, and a $46.1 million realized commodity derivatives loss, together with $11.6 million.

The Company reported record Adjusted EBITDA of $71.3 million in the second quarter 2022, versus $4.0 million in the prior-year period. Second quarter 2022 results benefited from a combination of strong operational reliability, elevated refined product margins and robust demand for conventional fuels, including the first full quarter of financial contributions from the Mobile refinery acquisition, which closed on April 1, 2022.

Schedules reconciling the Company’s GAAP and non-GAAP financial results, including EBITDA and Adjusted EBITDA is included later in this release (see also “Non-GAAP Financial Measures”, below).

SEGMENT PERFORMANCE (inclusive of discontinued operations)

Refining and Marketing Segment

The Refining and Marketing segment includes the Company’s flagship Mobile, Alabama (“Mobile”) refinery and primarily consists of the sale of gasoline, diesel and jet fuel, together with related logistics assets.

During the second quarter 2022, the Refining and Marketing segment reported $20.7 million of pre-tax operating loss.

Total throughput at the Mobile refinery was 72,133 barrels per day in the second quarter, resulting in 96% utilization on operable capacity of approximately 75,000 barrels per day. The Mobile refinery generated refining gross margin of $14.11 per barrel of throughput in the second quarter 2022. Excluding the inventory adjustment and realized hedging loss, the Mobile refinery generated adjusted refining gross margin per barrel of $23.16 in the second quarter 2022.

The benchmark 2/1/1 Gulf Coast crack spread was $45.06 in the second quarter 2022, an increase of 205% versus the second quarter 2021, supported by strong demand for conventional refined products. On a gross profit per barrel basis, excluding non-recurring items, the Mobile refinery captured 51% of the 2/1/1 crack spread.

Black Oil Segment

The Black Oil segment focuses on the sale of petroleum products, including base oils and industrial fuels; the collection of used motor oil; and the sale of re-refinery products.

During the 2022 second quarter, the Company’s Marrero (Louisiana) and Heartland (Ohio) refineries operated at 94% and 93% of total utilization, respectively.

The Black Oil segment generated total pre-tax operating income of $5.9 million in the second quarter 2022, flat versus the prior-year period. Excluding non-recurring, non-cash items, the segment reported adjusted EBITDA of $8.0 million.

A year-over-year increase in both sales volumes and margin per barrel was offset by higher selling, general and administrative expense in the second quarter 2022.

Recovery Segment

The Recovery segment consists primarily of revenues generated from the sale of ferrous and non-ferrous recyclable metals products that are recovered from manufacturing and consumption, together with revenues generated from trading and marketing base oils and lubricants.

The Recovery segment generated total pre-tax operating loss of $0.4 million in the second quarter 2022, versus income from operations of $0.5 million in the prior-year period. The year-over-year decline in sales was attributable to lower sales volumes in the second quarter 2022, given lower demand in the metals markets.

STRATEGIC UPDATE

Vertex continues to advance a multi-year strategy focused on the creation of long-term value for shareholders. During the second quarter, the Company continued to prioritize operational safety and reliability, organic growth investments, and strong free cash flow conversion, together with disciplined capital management.

●	Robust end-market demand supporting strong operational utilization. The Mobile refinery operated at 96% of planned utilization in the second quarter 2022, given operable capacity of 75,000 barrels per day. During July 2022, the Mobile refinery ran above its operational capacity of 75,000 barrels per day to support strong seasonal demand for conventional fuels. During July 2022, both the Marrero and Heartland refineries were operating above 93% of total capacity.

●	Renewable diesel conversion project expected to come on-stream by the first quarter 2023. Vertex has initiated a previously disclosed capital project designed to modify the Mobile refinery’s hydrocracking unit to produce renewable diesel fuel on a standalone basis. To date, Vertex has engaged technology, engineering and construction partners to lead the project. All major long lead-time equipment has been purchased with the goal of ensuring a timely completion of the project by year-end 2022. Initial renewable production volumes are expected to come on-stream by the first quarter 2023. The Company expects the total project cost to be in the range of $90 to $100 million, funded entirely through existing cash on-hand and cash flow from operations.

●	Ample liquidity to support growth. As of June 30, 2022, the Company had total cash, including restricted cash, of $97.9 million, versus $36.1 million at the end of the second quarter 2021. Vertex had total net debt outstanding of $299.0 million at the end of the second quarter 2022, including $45.3 million in lease finance obligations. The ratio of net debt to trailing twelve month Adjusted EBITDA was 2.4x as of June 30, 2022, which includes only one quarter of EBITDA contribution from the Mobile refinery.

MANAGEMENT COMMENTARY

“During the second quarter, we capitalized on robust refined product demand within our regional markets, while ensuring continued operational reliability across our refining system,” stated Benjamin P. Cowart, President and CEO of Vertex Energy. “During a volatile period for the broader energy complex, we generated record second quarter Adjusted EBITDA of $71.3 million, supported mainly by contributions from our recently acquired Mobile refinery. Entering the third quarter, market conditions remain favorable, supported by regional supply-demand imbalances that continue to support elevated refined product margins.”

“In our first full quarter of operations at Mobile, we produced more than 72,000 barrels per day, or more than 96% of operable capacity, which was ahead of our operating plan, while our yield of high-value light product was approximately 70% in the period,” continued Cowart. “During July, demand for gasoline and distillate remained strong, leading us to run the refinery toward full operational capacity, with the benchmark 2/1/1 Gulf Coast crack spread well above prior-year levels.”

“Earlier this year, we entered into an inventory hedging program designed to mitigate financial risk, while positioning us to generate ratable cash flows with which to support our business for the first six months during the transition period,” continued Cowart. “This program worked as planned during the second quarter, ensuring a ratable stream of cash flow into the business during a period of significant, planned capital investments. However, given expectations for a continued tightening in product supply and strength in refined product margins over the near-to-medium term, we intend to close out our remaining hedges in the third quarter, while maximizing our spot market exposure beginning in the fourth quarter 2022.”

“Our planned conversion of the Mobile refinery’s hydrocracker remains on schedule, consistent with our prior guidance,” noted Cowart. “During the second quarter, we continued to complete detailed engineering, while mobilizing the personnel and resources required for field construction. As previously communicated, we anticipate the total conversion cost will be in a range of $90 to $100 million, all of which is expected to be funded through cash from operations, together with existing cash on-hand. At this time, we expect the unit conversion will reach completion by year-end 2022, with 8,000-10,000 barrels per day of renewable diesel production expected to come on-stream during the first quarter 2023.”

“During a period of transition, our people executed on-plan, ensuring a successful integration of the Mobile refinery, while continuing to drive value creation across our legacy businesses,” concluded Cowart. “I am exceptionally proud of the combined efforts of our entire team and look forward to building on the momentum evident across our business.”

MANAGEMENT OUTLOOK

All guidance presented below is current as of the time provided and is subject to change. All prior financial guidance should no longer be relied upon.

For the third quarter 2022, Vertex currently anticipates the following:

●	Total throughput of between 72,000 and 74,000 barrels per day at the Mobile refinery

●	Direct operating expense per barrel of between $3.50 and $3.75 at the Mobile refinery

●	Consolidated total capital expenditures of between $30.0 million and $35.0 million

For the full-year 2022, Vertex currently anticipates the following:

●	Consolidated total capital expenditures of between $115.0 million and $120.0 million, excluding amounts paid on acquisition

CONFERENCE CALL AND WEBCAST

A conference call will be held today at 9:00 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Vertex’s website at www.vertexenergy.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. To participate in the live teleconference:

To participate in the live teleconference:

Domestic Live:	888-506-0062

To listen to a replay of the teleconference, which will be available through August 16, 2022:

Domestic Replay:	877-481-4010

Conference ID:	45917

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is an energy transition company focused on the production and distribution of conventional and alternative fuels. Vertex owns a refinery in Mobile (AL) with an operable refining capacity of 75,000 barrels per day and more than 3.2 million barrels of product storage, positioning it as a leading supplier of fuels in the region. Vertex is also one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA), and Columbus (OH). Vertex also owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydroprocessing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of base oils to the lubricant manufacturing industry throughout North America.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the Company’s ability to raise sufficient capital to complete future capital projects and the terms of such funding; the timing of planned capital projects at the Mobile Refinery and the outcome thereof; the future production of the Mobile Refinery; the estimated timeline of the renewable diesel capital project, estimated and actual production associated therewith, estimated revenues over the course of the agreement with Idemitsu, anticipated and unforeseen events which could reduce future production at the refinery or delay planned capital projects, changes in commodity and credits values, and certain early termination rights associated with the Idemitsu agreement and conditions precedent to such agreement; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by such conversions; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; risks associated with the ability of Vertex to complete current plans for expansion and growth, and planned capital projects; the level of competition in our industry and our ability to compete; our ability to respond to changes in our industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; our ability to protect our intellectual property and not infringe on others’ intellectual property; our ability to scale our business; our ability to maintain supplier relationships and obtain adequate supplies of feedstocks; our ability to obtain and retain customers; our ability to produce our products at competitive rates; our ability to execute our business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict; our ability to maintain our relationships with our partners; the impact of competitive services and products; our ability to integrate acquisitions; our ability to complete future acquisitions; our ability to maintain insurance; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making our operations more costly or restrictive; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally, increases in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of our operations and products; negative publicity and public opposition to our operations; disruptions in the infrastructure that we and our partners rely on; an inability to identify attractive acquisition opportunities and successfully negotiate acquisition terms; our ability to effectively integrate acquired assets, companies, employees or businesses; liabilities associated with acquired companies, assets or businesses; interruptions at our facilities; unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance, repairs, or upgrades; our ability to acquire and construct new facilities; our ability to effectively manage our growth; decreases in global demand for, and the price of, oil, due to COVID-19, state, federal and foreign responses thereto, inflation, recessions or other reasons, including declines in economic activity or global conflicts; our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, and our ability to acquire third-party feedstocks on commercially reasonable terms; unexpected downtime at our facilities; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; the lack of capital available on acceptable terms to finance the Company’s continued growth; anti-dilutive rights associated with our outstanding securities; the expected benefits, output, financial metrics and production of proposed transactions; unforeseen technical or operating difficulties and unplanned maintenance; the development and competitiveness of alternative energy and emission reduction technologies; our ability to pay our debt when due and comply with our debt covenants; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; dependence on third party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, our facilities and those operated by third parties; risks relating to our hedging activities; and risks relating to planned divestitures and acquisitions. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROJECTIONS

The financial and production projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Vertex were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strategy of Vertex; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; minimal changes in current pricing; static material and equipment pricing; no significant increases in interest rates or inflation; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize. The Projections also assume the continued uptime of the Company’s facilities at historical levels and the successful funding of, timely completion of, and successful outcome of, planned capital projects. Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Vertex. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved. Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. Since the Projections cover multiple years, such information by its nature becomes less meaningful and reliable with each successive year. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

NON-GAAP FINANCIAL MEASURES

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release we also present Refining Gross Margin, EBITDA and Adjusted EBITDA . Refining Gross Margin, EBITDA and Adjusted EBITDA are “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with GAAP. Refining gross margin is defined as revenues less the cost of fuel intakes and other fuel costs. It excludes operating expense and depreciation attributable to cost of revenues and other non-operating items in cost of revenues. EBITDA represents net income before interest, taxes, depreciation and amortization, for continued and discontinued operations. Adjusted EBITDA is defined as EBITDA before other income, impairment loss on assets, loss (gain) on change in value of derivative warrant liability, unrealized (gain) loss on derivative instruments, gain (loss) on intermediation agreement, Shell transaction related expenses and stock-based compensation expense (for continued and discontinued operations) and other unusual or non-recurring items. Refining Gross Margin, EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. Refining Gross Margin, EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use Refining Gross Margin, EBITDA and Adjusted EBITDA as supplements to GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers. Additionally, these measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. Refining Gross Margin, EBITDA and Adjusted EBITDA are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Refining Gross Margin, EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, capital expenditures or working capital needs; EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. In addition, other companies in this industry may calculate Refining Gross Margin, EBITDA and Adjusted EBITDA differently than Vertex does, limiting its usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the sections titled Unaudited Reconciliations of Gross Profit (Loss) to Refining Gross Margin”, each included at the end of this release and “Unaudited Consolidated Continued and Discontinued Operations Reconciliations of Net Loss attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA” each included at the end of this release.

CONTACT

Investor Relations

720.778.2415

IR@vertexenergy.com

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value)

(UNAUDITED)

	June 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$97,914	$36,130
Restricted cash	100	100,497
Accounts receivable, net	90,854	5,297
Inventory	201,752	3,736
Derivative commodity asset	—	96
Prepaid expenses and other current assets	36,627	4,280
Assets held for sale, current	92,494	84,116
Total current assets	519,741	234,152

Fixed assets, at cost	116,722	13,811
Less accumulated depreciation	(4,475)	(2,045)
Fixed assets, net	112,247	11,766
Finance lease right-of-use assets	44,373	—
Operating lease right-of use assets	4,768	5,011
Intangible assets, net	8,375	359
Other assets	1,159	14,772
TOTAL ASSETS	$690,663	$266,060

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable	$50,652	$4,216
Accrued expenses	30,560	3,618
Finance lease liability-current	652	302
Operating lease liability-current	953	960
Current portion of long-term debt, net	1,927	2,413
Obligations under inventory financing agreements, net	172,857	—
Derivative commodity liability	46,536	—
Liabilities held for sale, current	35,507	37,645
Total current liabilities	339,644	49,154

Long-term debt, net	135,332	114
Finance lease liability-long-term	44,640	—
Convertible senior unsecured note 2027, net	41,543	64,016
Operating lease liability-long-term	3,816	4,052
Derivative warrant liability	26,615	75,211
Other liabilities	1,378	—
Total liabilities	592,968	192,547

COMMITMENTS AND CONTINGENCIES (Note 3)	—	—

TEMPORARY EQUITY
Redeemable non-controlling interest	—	43,447
Total temporary equity	—	43,447

	June 30, 2022	December 31, 2021
EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares designated, zero and 385,601 shares issued and outstanding at June 30, 2022 and December 31, 2021, with a liquidation preference of $0 and $574,545 at June 30, 2022 and December 31, 2021.	—	—

Series C Convertible Preferred Stock, $0.001 par value; 44,000 shares designated, zero shares issued or outstanding.	—	—

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 75,509,002 and 63,287,965 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively.	76	63
Additional paid-in capital	278,455	138,620
Accumulated deficit	(182,588)	(110,614)
Total Vertex Energy, Inc. shareholders’ equity	95,943	28,069
Non-controlling interest	1,752	1,997
Total equity	97,695	30,066
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$690,663	$266,060

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$991,839	$30,228	$1,032,056	$55,273
Cost of revenues (exclusive of depreciation and amortization shown separately below)	984,442	28,041	1,023,008	50,850
Depreciation and amortization attributable to costs of revenues	3,122	116	3,236	228
Gross profit	4,275	2,071	5,812	4,195

Operating expenses:
Selling, general and administrative expenses	36,641	4,177	45,423	7,035
Depreciation and amortization attributable to operating expenses	763	27	790	54

Total operating expenses	37,404	4,204	46,213	7,089

Loss from operations	(33,129)	(2,133)	(40,401)	(2,894)

Other income (expense):
Interest income	18	—	18	—
Other income	152	4,222	625	4,223
Loss on change in value of derivative warrant liability	(945)	(21,508)	(4,524)	(23,288)
Interest expense	(47,722)	(139)	(51,952)	(251)
Total other expense	(48,497)	(17,425)	(55,833)	(19,316)
Loss from continuing operations before income tax	(81,626)	(19,558)	(96,234)	(22,210)
Income tax benefit (expense)	—	—	—	—
Loss from continuing operations	(81,626)	(19,558)	(96,234)	(22,210)
Income from discontinued operations, net of tax (see note 16)	17,844	3,601	31,643	9,219
Net loss	(63,782)	(15,957)	(64,591)	(12,991)
Net income attributable to non-controlling interest and redeemable non-controlling interest from continuing operations	165	243	97	626
Net income attributable to non-controlling interest and redeemable non-controlling interest from discontinued operations	3,023	3,175	6,829	4,783
Net loss attributable to Vertex Energy, Inc.	(66,970)	(19,375)	(71,517)	(18,400)

Accretion of redeemable noncontrolling interest to redemption value from continued operations	(6)	(387)	(428)	(762)
Accretion of discount on Series B and B1 Preferred Stock	—	(284)	—	(507)
Dividends on Series B and B1 Preferred Stock	—	—	—	258

Net loss attributable to shareholders from continuing operations	(81,797)	(20,472)	(96,759)	(23,847)
Net income attributable to shareholders from discontinued operations, net of tax	14,821	426	24,814	4,436
Net loss attributable to common shareholders	$(66,976)	$(20,046)	$(71,945)	$(19,411)

Basic income (loss) per common share
Continuing operations	$(1.20)	$(0.39)	$(1.47)	$(0.48)
Discontinued operations, net of tax	0.22	0.01	0.38	0.09
Basic income (loss) per common share	$(0.98)	$(0.38)	$(1.09)	$(0.39)

Diluted income (loss) per common share
Continuing operations	$(1.20)	$(0.39)	$(1.47)	$(0.48)
Discontinued operations, net of tax	0.22	0.01	0.38	0.09
Diluted income (loss) per common share	$(0.98)	$(0.38)	$(1.09)	$(0.39)

Shares used in computing earnings per share
Basic	67,923	52,683	65,660	50,210
Diluted	67,923	52,683	65,660	50,210

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF EQUITY

(in thousands, except par value)

(UNAUDITED)

Six Months Ended June 30, 2022
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2022	63,288	$63	386	$—	—	$—	$138,620	$(110,614)	$1,997	$30,066
Exercise of options	60	—	—	—	—	—	76	—	—	76
Exercise of warrants	1,113	1	—	—	—	—	(1)	—	—	—
Share based compensation expense	—	—	—	—	—	—	250	—	—	250
Conversion of Series A Preferred stock to common	5	—	(5)	—	—	—	—	—	—	—
Reclassification of derivative liabilities	—	—	—	—	—	—	78,789	—	—	78,789
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(422)	—	(422)
Net income (loss)	—	—	—	—	—	—	—	(4,547)	3,739	(808)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(3,769)	(3,769)
Balance on March 31, 2022	64,466	64	381	—	—	—	217,734	(115,583)	1,967	104,182
Exercise of options to common	498	1	—	—	—	—	553	—	—	554
Exercise of options to common- unissued	—	—	—	—	—	—	3	—	—	3
Distribution to noncontrolling shareholder	—	—	—	—	—	—	—	—	(380)	(380)
Adjustment of redeemable non controlling interest	—	—	—	—	—	—	29	(29)	—	—
Conversion of Convertible Senior Notes to common	10,164	10	—	—	—	—	59,812	—	—	59,822
Share based compensation expense	—	—	—	—	—	—	324	—	—	324
Conversion of Series A Preferred stock to common	381	1	(381)	—	—	—	—	—	—	1
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(6)	—	(6)
Net loss	—	—	—	—	—	—	—	(66,970)	3,188	(63,782)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(3,023)	(3,023)
Balance on June 30, 2022	75,509	$76	—	$—	—	$—	$278,455	$(182,588)	$1,752	$97,695

Six Months Ended June 30, 2021
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2021	45,555	$46	420	$—	—	$—	$94,570	$(90,009)	$1,318	$5,925
Exercise of options	23	—	—	—	—	—	—	—	—	—
Exercise of B1 warrants	1,080	1	—	—	—	—	2,757	—	—	2,758
Exchanges of Series B Preferred stock to common	2,359	2	—	—	—	—	4,114	630	—	4,746
Share based compensation expense	—	—	—	—	—	—	150	—	—	150
Conversion of Series B Preferred stock to common	638	1	—	—	—	—	1,978	—	—	1,979
Conversion of Series B1 Preferred stock to common	2,087	2	—	—	—	—	3,254	—	—	3,256
Dividends on Series B and B1	—	—	—	—	—	—	—	(372)	—	(372)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(224)	—	(224)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(373)	—	(373)
Net income	—	—	—	—	—	—	—	974	1,991	2,965
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(1,542)	(1,542)
Balance on March 31, 2021	51,742	52	420	—	—	—	106,823	(89,374)	1,767	19,268
Exercise of options to common	505	—	—	—	—	—	229	—	—	229
Exercise of options to common- unissued	—	—	—	—	—	—	475	—	—	475
Leverage Lubricants contribution	—	—	—	—	—	—	—	—	(13)	(13)
Exercise of B1 warrants	157	—	—	—	—	—	1,634	—	—	1,634
Exercise of B1 warrants-unissued	—	—	—	—	—	—	1,186	—	—	1,186
Share based compensation expense	—	—	—	—	—	—	205	—	—	205
Conversion of Series A Preferred stock to common	28	—	(28)	—	—	—	—	—	—	—
Conversion of Series B Preferred stock to common	1,842	2	—	—	—	—	5,707	—	—	5,709
Conversion of Series B Preferred stock to common-unissued	—	—	—	—	—	—	760	—	—	760
Conversion of Series B1 Preferred stock to common	5,635	6	—	—	—	—	8,785	—	—	8,791
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(284)	—	(284)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(387)	—	(387)
Net loss	—	—	—	—	—	—	—	(19,375)	3,418	(15,957)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(3,113)	(3,113)
Balance on June 30, 2021	59,909	$60	392	$—	—	$—	$125,804	$(109,420)	$2,059	$18,503

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(UNAUDITED)

	Six Months Ended
	June 30, 2022	June 30, 2021
Cash flows from operating activities
Net loss	$(64,591)	$(12,991)
Income from discontinued operations, net of tax	31,643	9,219
Loss from continuing operations	(96,234)	(22,210)
Adjustments to reconcile net loss from continuing operations to cash provided by (used in) operating activities, net of acquisitions
Stock based compensation expense	574	356
Depreciation and amortization	4,026	282
Gain on forgiveness of debt	—	(4,222)
Gain on sale of assets	(82)	(1)
Provision for environment clean up	1,428	—
Increase (reduction) of allowance for bad debt	(12)	620
Increase in fair value of derivative warrant liability	4,524	23,288
Loss on commodity derivative contracts	93,745	1,925
Net cash settlements on commodity derivatives	(64,814)	(1,961)
Amortization of debt discount and deferred costs	40,000	—
Changes in operating assets and liabilities, net of acquisition
Accounts receivable and other receivables	(85,545)	(2,489)
Inventory	(67,796)	(704)
Prepaid expenses and other current assets	(12,614)	1,641
Accounts payable	46,399	2,890
Accrued expenses	26,891	(217)
Other assets	(50)	(89)
Net cash used in operating activities from continuing operations	(109,560)	(891)
Cash flows from investing activities
Acquisition of business, net of cash	(227,525)	2
Software purchase	(106)	—
Purchase of fixed assets	(1,159)	(861)
Proceeds from sale of fixed assets	157	75
Net cash used in investing activities from continuing operations	(228,633)	(784)
Cash flows from financing activities
Payments on finance leases	(107)	(134)
Proceeds from exercise of options and warrants to common stock	632	2,829
Distributions to noncontrolling interest	(380)	—
Net borrowings on inventory financing agreements	172,607	—
Line of credit proceeds, net	—	1,032
Redemption of noncontrolling interest	(50,666)	—
Proceeds from note payable, net	165,718	—
Payments on note payable	(7,716)	(1,837)
Net cash provided by financing activities from continuing operations	280,088	1,890

Discontinued operations:
Net cash provided by operating activities	21,366	5,936
Net cash used in investing activities	(1,578)	(1,961)
Net cash used in financing activities	(296)	(118)
Net cash provided by discontinued operations	19,492	3,857

Net change in cash, cash equivalents and restricted cash	(38,613)	4,072
Cash, cash equivalents, and restricted cash at beginning of the period	136,627	10,995
Cash, cash equivalents, and restricted cash at end of period	$98,014	$15,067
SUPPLEMENTAL INFORMATION
Cash paid for interest	$11,438	$483
Cash paid for taxes	$—	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Equity component of the convertible note issuance	$78,789	$—
Conversion of Series B Preferred Stock into common stock	$—	$8,447
Conversion of Series B1 Preferred Stock into common stock	$—	$12,046
Exchanges of Series B Preferred Stock into common stock	$—	$4,747
Accretion of discount on Series B and B1 Preferred Stock	$—	$507
Dividends-in-kind accrued on Series B and B1 Preferred Stock	$—	$(258)
Conversion of Convertible Senior Notes to common stock	$59,822	$—
Equipment acquired (disposed) under leases	$45,096	$174
Accretion of redeemable noncontrolling interest to redemption value	$428	$762

Segment information for the three and six months ended June 30, 2022 and 2021 is as follows (in thousands):

THREE MONTHS ENDED JUNE 30, 2022
	Black Oil	Refining & Marketing	Recovery	Total
Revenues:
Gasolines	$—	$255,909	$—	$255,909
Jet Fuels	—	143,688	—	143,688
Diesel	—	322,317	—	322,317
Pygas	—	20,685	—	20,685
Oil collection services	26	—	—	26
Metals (1)	—	—	4,318	4,318
Other refinery products (2)	666	72,460	877	74,003
VGO/Marine fuel sales	19,562	151,331	—	170,893
Total revenues	20,254	966,390	5,195	991,839
Cost of revenues (exclusive of depreciation and amortization shown separately below)	20,147	959,767	4,528	984,442
Depreciation and amortization attributable to costs of revenues	31	3,009	82	3,122
Gross profit	76	3,614	585	4,275
Selling, general and administrative expenses	12,027	23,597	1,017	36,641
Depreciation and amortization attributable to operating expenses	27	736	—	763
Loss from operations	$(11,978)	$(20,719)	$(432)	$(33,129)

THREE MONTHS ENDED JUNE 30, 2021
	Black Oil	Refining & Marketing	Recovery	Total
Revenues:
Gasolines	$—	$6,083	$—	$6,083
Diesel	—	13,481	—	13,481
Pygas	—	3,862	—	3,862
Industrial fuel	—	410	—	410
Oil collection services	155	—	—	155
Metals (1)	—	—	6,151	6,151
Other refinery products (2)	—	—	86	86
Total revenues	155	23,836	6,237	30,228
Cost of revenues (exclusive of depreciation and amortization shown separately below)	363	22,248	5,430	28,041
Depreciation and amortization attributable to costs of revenues	19	31	66	116
Gross profit (loss)	(227)	1,557	741	2,071
Selling, general and administrative expenses	3,281	687	209	4,177
Depreciation and amortization attributable to operating expenses	27	—	—	27
Income (loss) from operations	$(3,535)	$870	$532	$(2,133)

SIX MONTHS ENDED JUNE 30, 2022
	Black Oil	Refining & Marketing	Recovery	Total
Revenues:
Gasoline	$—	$263,458	$—	$263,458
Jet Fuels	—	143,688	—	143,688
Diesel	—	344,225	—	344,225
Pygas	—	25,375	—	25,375
Industrial fuel	—	572	—	572
Oil collection services	240	—	—	240
Metals (1)	—	—	7,733	7,733
Other refinery products (2)	666	72,460	1,410	74,536
VGO/Marine fuel sales	20,898	151,331	—	172,229
Total revenues	21,804	1,001,109	9,143	1,032,056
Cost of revenues (exclusive of depreciation and amortization shown separately below)	21,797	992,854	8,357	1,023,008
Depreciation and amortization attributable to costs of revenues	47	3,033	156	3,236
Gross profit (loss)	(40)	5,222	630	5,812
Selling, general and administrative expenses	19,438	24,721	1,264	45,423
Depreciation and amortization attributable to operating expenses	54	736	—	790
Loss from operations	$(19,532)	$(20,235)	$(634)	$(40,401)

SIX MONTHS ENDED JUNE 30, 2021
	Black Oil	Refining & Marketing	Recovery	Total
Revenues:
Gasoline	$—	$10,494	$—	$10,494
Diesel	—	25,060	—	25,060
Pygas	—	6,835	—	6,835
Industrial fuel	—	721	—	721
Oil collection services	278	—	3	281
Metals (1)	—	—	11,796	11,796
Other refinery products (2)	—	—	86	86
Total revenues	278	43,110	11,885	55,273
Cost of revenues (exclusive of depreciation and amortization shown separately below)	643	40,198	10,009	50,850
Depreciation and amortization attributable to costs of revenues	39	63	126	228
Gross profit (loss)	(404)	2,849	1,750	4,195
Selling, general and administrative expenses	5,223	1,447	365	7,035
Depreciation and amortization attributable to operating expenses	54	—	—	54
Income (loss) from operations	$(5,681)	$1,402	$1,385	$(2,894)

(1) Metals consist of recoverable ferrous and non-ferrous recyclable metals from manufacturing and consumption. Scrap metal can be recovered from pipes, barges, boats, building supplies, surplus equipment, tanks, and other items consisting of metal composition. These materials are segregated, processed, cut-up and sent back to a steel mill for re-purposing.

(2) Other re-refinery products include the sales of asphalt, condensate, recovered products, and other petroleum products.

The following summarized financial information has been segregated from continuing operations and reported as Discontinued Operations for our black oil segment for the three months ended June 30, 2022, and 2021 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$59,429	$35,068	$112,459	$68,216
Cost of revenues (exclusive of depreciation shown separately below)	33,585	24,965	65,977	45,611
Depreciation and amortization attributable to costs of revenues	1,332	1,278	2,636	2,513
Gross profit	24,512	8,825	43,846	20,092
Operating expenses:
Selling, general and administrative expenses (exclusive of acquisition related expenses)	6,243	4,648	11,327	9,716
Depreciation and amortization expense attributable to operating expenses	427	456	872	912
Total operating expenses	6,670	5,104	12,199	10,628
Income from operations	17,842	3,721	31,647	9,464
Other income (expense)
Interest expense	2	(120)	(4)	(245)
Total other expense	2	(120)	(4)	(245)
Income before income tax	17,844	3,601	31,643	9,219
Income tax benefit (expense)	—	—	—	—
Income from discontinued operations, net of tax	$17,844	$3,601	$31,643	$9,219

Unaudited Reconciliation of Refining Gross Margin and Refining Gross Margin per throughput barrel to Gross Profit

	Three Months Ended June 30, 2022
In thousands (unaudited)	Total Refining and Marketing	Mobile Refinery
Gross profit	$3,614	$1,967
Operating expenses including in cost of revenues	17,575	17,575
Depreciation and amortization attributable to cost of revenues	3,009	2,986
Unrealized loss on hedging activities	46,901	46,901
Loss on inventory intermediation agreement	23,180	23,180
Refining gross margin	$94,279	$92,609
Refining throughput (bpd)	72,133	72,133
Refining gross margin per throughput barrel	$14.36	$14.11

Refining gross margin		$92,609
Realized loss on hedging activities		46,135
Inventory adjustment		13,300
Refining gross margin excl non-recurring items		$152,044
Refining throughput (bpd)		72,133
Refining gross margin per throughput barrel		$23.16

Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations

	Three Months Ended		Trailing Twelve Months Ended
In thousands (unaudited)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Consolidated EBITDA and Adjusted EBITDA
Net loss including discontinued operations	$(63,781)	$(15,957)	$(59,259)	$(17,889)
Depreciation and amortization	5,644	1,876	11,368	7,345
Interest expense	47,719	259	55,351	976
EBITDA	$(10,418)	$(13,822)	$7,460	$(9,568)
Unrealized loss in hedging activities	46,901	351	46,528	(530)
Loss on intermediation agreement (backwardation)	23,180	—	23,180	—
Acquisition costs	9,078	—	19,271	—
Environmental reserve	1,428	—	1,428	—
(Gain) loss on the change in value of derivative warrant liability	945	21,507	(3,078)	23,236
Stock compensation expense	324	205	1,081	692
Asset impairment loss	—	—	2,124	—
Other	(147)	(4,222)	(562)	(4,222)
Adjusted EBITDA	$71,291	$4,019	$97,432	$9,608

	Three Months Ended June 30, 2022
	Black Oil	Mobile Refinery	Other Refining and Marketing	Total Refining and Marketing	Recovery	Consolidated
Segment EBITDA and Adjusted EBITDA

Net income (loss), including discontinued operations	$(39,379)	$(23,961)	$10	$(23,951)	$(451)	$(63,781)
Depreciation and amortization	1,817	3,722	23	3,745	82	5,644
Interest expense	44,450	3,250	—	3,250	19	47,719
EBITDA	$6,888	$(16,989)	$33	$(16,956)	$(350)	$(10,418)
Unrealized loss in hedging activities	—	46,901	—	46,901	—	46,901
Loss on intermediation agreement (backwardation)	—	23,180	—	23,180	—	23,180
Acquisition costs	—	9,078	—	9,078	—	9,078
Environmental reserve	—	1,428	—	1,428	—	1,428
(Gain) loss on the change in value of derivative warrant liability	945	—	—	—	—	945
Stock compensation expense	324	—	—	—	—	324
Other	(128)	(19)	—	(19)	—	(4,222)
Adjusted EBITDA	$8,029	63,579	$33	$63,612	$(350)	$71,291

	Three Months Ended June 30, 2021
	Black Oil	Other Refining and Marketing	Recovery	Consolidated
Segment EBITDA and Adjusted EBITDA

Net income (loss), including discontinued operations	$(17,309)	$868	$484	$(15,957)
Depreciation and amortization	1,779	32	65	1,876
Interest expense	212	—	47	259
EBITDA	$(15,318)	$900	$596	$(13,822)
Unrealized loss in hedging activities	351	—	—	351
(Gain) loss on the change in value of derivative warrant liability	21,507	—	—	21,507
Stock compensation expense	205	—	—	205
Other	(4,222)	—	—	(4,222)
Adjusted EBITDA	$2,523	$900	$596	4,019